Exhibit 5

                             Jody M. Walker
                            Attorney at Law
                         7841 South Garfield Way
                          Centennial, CO 80122
                       jmwalker85@earthlink.net
Telephone: 303-850-7637                         Facsimile: 303-482-2731

July 12, 2011

NYC Moda, Inc.

Re: Opinion of Counsel - Registration Statement on Form S-1

Gentleman:

I have acted as counsel to NYC Moda in connection with the preparation and filing of a registration statement on Form S-1. The registration statement covers the registration under the Securities Act of 1933 of 4,000,000 common shares to be sold by NYC Moda. I have examined the registration statement, NYC Moda's articles of incorporation and bylaws, as amended, and minutes of meetings of its board of directors.

Based upon the foregoing, and assuming that NYC Moda will fully comply with all applicable securities laws involved under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated pursuant to said Acts, and in those states or foreign jurisdictions in which common shares have been and may be sold, I am of the opinion that the common shares will, when sold, be validly issued, fully paid and non-assessable.

This opinion opines upon Nevada law, including the Nevada Constitution, all applicable provisions of the statutory provisions, and reported judicial decisions interpreting those laws.

This opinion is based on my knowledge of the law and facts as of the date of the filing of the registration statement.

This opinion does not address or relate to any specific state securities laws. I assume no duty to communicate with NYC Moda in respect to any matter that comes to my attention after the date of effectiveness of the registration statement.




                           CONSENT


I consent to the use of this opinion as an exhibit to the registration statement and to the reference to my firm in the prospectus that is made a part of the registration statement.

Very truly yours,


/s/ Jody M. Walker
-----------------------
Jody M. Walker
Attorney-At-Law